Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice
President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	November 24, 2008
DYCOM ANNOUNCES FISCAL 2009 FIRST QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, November 24, 2008 — Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended October 25, 2008. The Company reported income from continuing operations for the quarter ended October 25, 2008 of $10.6 million, or $0.27 per common share diluted, versus income from continuing operations for the quarter ended October 27, 2007 of $15.3 million, or $0.37 per common share diluted. On a non-GAAP basis, excluding the write-off of deferred financing costs of $0.6 million, income from continuing operations for the quarter ended October 25, 2008 was $10.9 million, or $0.28 per common share diluted, versus income from continuing operations for the quarter ended October 27, 2007 of $15.3 million, or $0.37 per common share diluted. The write-off resulted from the Company replacing its existing credit facility with a new $195 million three year facility. Net income, including the results of discontinued operations, for the quarter ended October 25, 2008 was $10.5 million, or $0.27 per common share diluted, compared to $14.9 million, or $0.36 per common share diluted for the quarter ended October 27, 2007. Total contract revenues from continuing operations for the quarter ended October 25, 2008 were $334.0 million, including approximately $15 million from work related to hurricanes that impacted the Southern United States during the quarter, compared to total contract revenues from continuing operations of $329.7 million for the quarter ended October 27, 2007, an increase of 1.3%.
Steven Nielsen, President and CEO stated, “We performed well during our first fiscal quarter with revenue and earnings exceeding our expectations despite an economic environment that became more challenging as the quarter progressed. As we look to the second quarter, our guidance reflects an economy now in recession. Accordingly, we have implemented a number of corporate initiatives including reductions in general and administrative expenses and capital expenditures. These second quarter initiatives are intended to fortify our already strong balance sheet and meaningfully increase our already robust liquidity. While we expect the economic environment to impact the spending plans of our customers, we are encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives.”
Dycom announced its outlook for the second quarter of fiscal 2009. The Company currently expects revenue for the second quarter of fiscal 2009 to range from $250 million to $270 million and diluted earnings per share to range from $0.02 to $0.07.

A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Tuesday, November 25, 2008; Call 800-288-8960 (United States) or 612-332-0523 International) and request “Dycom Results” conference call. A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details”. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, December 25, 2008.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
The fiscal 2009 first quarter results are preliminary and the information is unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
October 25, 2008 and July 26, 2008
Unaudited

	October 25,	July 26,
	2008	2008
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$45,723	$22,068
Accounts receivable, net	155,791	146,420
Costs and estimated earnings in excess of billings	96,231	94,270
Deferred tax assets, net	16,779	19,347
Income taxes receivable	2,241	6,014
Inventories	10,135	8,994
Other current assets	11,945	7,301
Current assets of discontinued operations	618	667

Total current assets	339,463	305,081

Property and equipment, net	164,597	170,479
Goodwill	240,138	240,138
Intangible assets, net	61,035	62,860
Other	11,428	10,478

Total	$816,661	$789,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$32,994	$29,835
Current portion of debt	2,064	2,306
Billings in excess of costs and estimated earnings	311	483
Accrued insurance claims	29,883	29,834
Other accrued liabilities	47,934	66,275
Current liabilities of discontinued operations	1,828	2,731

Total current liabilities	115,014	131,464

Long-term debt	180,621	151,049
Accrued insurance claims	39,118	37,175
Deferred tax liabilities, net non-current	19,947	19,514
Other liabilities	5,717	5,314
Non-current liabilities of discontinued operations	437	427

Stockholders’ Equity	455,807	444,093

Total	$816,661	$789,036

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months
	Ended	Ended
	October 25,	October 27,
	2008	2007
	(In 000’s, except per share amounts)
Contract revenues	$333,967	$329,672

Cost of earned revenues, excluding depreciation and amortization	268,646	261,312
General and administrative expenses (1)	27,540	25,608
Depreciation and amortization	16,612	16,047

Total	312,798	302,967

Interest income	135	210
Interest expense	(4,052)	(3,556)
Other income, net	402	1,572

Income from continuing operations before income taxes	17,654	24,931

Provision for income taxes	7,068	9,674

Income from continuing operations	10,586	15,257

Loss from discontinued operations, net of tax	(38)	(330)

Net income	$10,548	$14,927

Earnings per common share — Basic:

Income from continuing operations	$0.27	$0.37
Loss from discontinued operations	—	(0.01)

Net income	$0.27	$0.37

Earnings per common share — Diluted:

Income from continuing operations	$0.27	$0.37
Loss from discontinued operations	—	(0.01)

Net income	$0.27	$0.36

Shares used in computing earnings per common share:
Basic	39,321,662	40,718,872

Diluted	39,421,590	41,174,497

Earnings per share amounts may not add due to rounding.

(1)	Includes stock-based compensation expense of $1.5 million and $2.1 million for the three months ended October 25, 2008 and October 27, 2007, respectively.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months
	Ended	Ended
	October 25,	October 27,
	2008	2007
	(In 000’s, except per share amounts)
Item:
Write-off of deferred financing costs	$(551)	$—

GAAP income from continuing operations	$10,586	$15,257
Adjustment for item above, net of tax	330	—

Non-GAAP income from continuing operations	$10,916	$15,257

Earnings per common share from continuing operations:

Basic earnings per share from continuing operations — GAAP	$0.27	$0.37
Adjustment for item above	0.01	—

Basic earnings per share from continuing operations — Non-GAAP	$0.28	$0.37

Diluted earnings per share from continuing operations — GAAP	$0.27	$0.37
Adjustment for item above	0.01	—

Diluted earnings per share from continuing operations- Non-GAAP	$0.28	$0.37

Shares used in computing GAAP and Non-GAAP earnings per common share from continuing operations and adjustment for item above:

Basic	39,321,662	40,718,872

Diluted	39,421,590	41,174,497